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                                                                                                                         Exhibit N

Metris Receivables, Inc.                                                  Metris Master Trust                       Monthly Report
Securityholders' Statement                                                   Series 1999-2                                Nov-2000
Section 5.2                                                                    Class A              Class B             Total
(i) Security Amount ..................................................      500,000,000.00      49,450,550.00     549,450,550.00
(ii) Security Principal Distributed ..................................                0.00                 --               0.00
(iii) Security Interest Distributed ..................................        2,974,479.17                 --       2,974,479.17
(iv) Principal Collections ...........................................       24,035,165.68       2,377,104.32      26,412,270.00
(v) Finance Charge Collections .......................................       10,862,209.22       1,074,284.45      11,936,493.67
       Recoveries ....................................................          236,482.48          23,388.38         259,870.86
       Principal Funding Account Investment Earnings .................                0.00               0.00               0.00
       Accumulation Period Reserve Account Investment Earnings .......                0.00               0.00               0.00
         Total Finance Charge Collections ............................       11,098,691.70       1,097,672.83      12,196,364.53
Total Collections ....................................................       35,133,857.38       3,474,777.15      38,608,634.53
            (vi) Aggregate Amount of Principal Receivables ...........                  --                 --   6,301,096,415.09
       Invested Amount (End of Month) ................................      500,000,000.00      49,450,550.00     549,450,550.00
       Floating Allocation Percentage ................................           7.9351270%         0.7847928%         8.7199197%
       Fixed/Floating Allocation Percentage ..........................           7.9351270%         0.7847928%         8.7199197%
       Invested Amount (Beginning of Month) ..........................      500,000,000.00      49,450,550.00     549,450,550.00
       Average Daily Invested Amount .................................                  --                 --     549,450,550.00
(vii) Receivable Delinquencies (As a % of Total Receivables)
       Current .......................................................                  --              84.91%  5,644,861,249.58
       30 Days to 59 Days (1 to 29 Days Contractually Delinquent) ....                  --               6.56%    436,421,337.27
       60 Days to 89 Days (30 to 59 Days Contractually Delinquent) ...                  --               2.59%    172,241,953.01
       90 Days and Over (60+ Days Contractually Delinquent) ..........                  --               5.94%    394,601,205.31
Total Receivables ....................................................                  --             100.00%  6,648,125,745.17
               (viii) Aggregate Investor Default Amount ..............                  --                 --       5,136,194.66
         As a % of Average Daily Invested Amount
              (Annualized based on 366 days/year) ....................                  --                 --              11.40%
(ix) Charge-Offs .....................................................                0.00               0.00               0.00%
(x) Servicing Fee ....................................................                  --                 --         900,738.61
(xi) Unreimbursed Redirected Principal Collections ...................                  --                 --               0.00
(xii) Excess Funding Account Balance .................................                  --                 --               0.00
(xiii) New Accounts Added ............................................                  --                 --             478.00
(xiv) Average Gross Portfolio Yield ..................................                  --                 --              27.08%
         Average Net Portfolio Yield .................................                  --                 --              15.68%
(xv) Minimum Base Rate ...............................................                  --                 --               9.14%
        Excess Spread ................................................                  --                 --               6.54%
(xvi) Principal Funding Account Balance ..............................                  --                 --               0.00
(xvii) Accumulation Shortfall ........................................                  --                 --               0.00
(xviii) Scheduled date for the commencement of the Accumulation Period                  --                 --          July 2005
        Accumulation Period Length ...................................                  --                 --                N/A
(xix) Principal Funding Account Investment Proceeds Deposit ..........                  --                 --               0.00
        Required Reserve Account Amount ..............................                  --                 --               0.00
        Available Reserve Account Amount .............................                  --                 --               0.00
        Covered Amount ...............................................                  --                 --               0.00
(xx) Aggregrate Interest Rate Caps Notional Amount ...................                  --                 --     500,000,000.00
        Deposit to the Caps Proceeds Account .........................                  --                 --               0.00
(xxi) Policy Claim Amount ............................................                  --                 --               0.00


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